FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) dated as of June 26, 2008, is by and among Tekoil and Gas Gulf Coast, LLC, a Delaware limited liability company (the “Company”), Tekoil & Gas Corporation, a Delaware corporation, as guarantor (the “Parent”), the lenders party to the Credit Agreement described below (“Lenders”), J. Aron & Company, as Lead Arranger and as Syndication Agent (in such capacities, “Syndication Agent”), and J. Aron & Company, as Administrative Agent for such Lenders (in such capacity, the “Administrative Agent”) and as counterparty to the Company under the ISDA Master Agreement referred to below (in such capacity, “Lender Counterparty”).

RECITALS

A. Reference is made to that certain Credit and Guaranty Agreement dated as of May 11, 2007 among the Company, Parent, the Lenders, the Syndication Agent and the Administrative Agent (as amended or supplemented to the date hereof, the “Credit Agreement”). Reference is further made to that certain ISDA Master Agreement dated as of May 11, 2007, between the Company and Lender Counterparty (as amended, supplemented, or restated to the date hereof and together with all confirmations issued thereunder, the “ISDA Master Agreement”). Reference is further made to that certain Limited Guaranty dated October 24, 2007, made by Mark Western (“Western”) in favor of the Administrative Agent for the benefit of the Lenders (the “Western Guaranty”).

B. Reference is made to the “Existing Defaults” described in that certain Default Notice dated May 1, 2008 from Administrative Agent to the Company, Parent and Western and to the “Defaults” and “Events of Default” under the ISDA Master Agreement described in that certain Default Letter dated June 11, 2008, from Lender Counterparty to Borrower and the prior default letters referenced therein (collectively, the “ISDA Defaults”).

C. Parent filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) on June 10, 2008, In re Tekoil & Gas Corporation, Case No. 08-8-0270 (the “Parent Bankruptcy”), in the United States Bankruptcy Court for the Southern District of Texas, Galveston Division (the “Bankruptcy Court”). In addition to the Existing Defaults and the ISDA Defaults, the Parent Bankruptcy constitutes an Event of Default under the Credit Agreement and the ISDA Master Agreement.

D. The Company and Parent have requested that the Lenders, the Syndication Agent, the Administrative Agent and the Lender Counterparty, as applicable, forbear exercising remedies under the Transaction Documents (other than the Western Guaranty) with respect to the Parent Bankruptcy, the Existing Defaults and the ISDA Defaults for a limited period of time, subject to the terms and conditions below.

E. The Lenders, the Syndication Agent, the Administrative Agent and the Lender Counterparty agree to the request of the Company and Parent to forbear exercising remedies under the Transaction Documents (other than the Western Guaranty) with respect to the Parent Bankruptcy, the Existing Defaults and the ISDA Defaults for a limited period of time, subject to the terms and conditions below.

NOW THEREFORE, in consideration of their mutual undertakings, the Company, Parent, the Lenders, the Syndication Agent, the Administrative Agent and the Lender Counterparty hereby agree as follows:

Section 1. Definitions and Interpretations. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. No Waiver of Defaults or Events of Default. The execution, delivery and performance of this Agreement by the parties hereto and the acceptance by Administrative Agent, Syndication Agent, Lender Counterparty and Lenders of the performance of the Company, Parent and Western herewith (A) shall not constitute a waiver or release by Administrative Agent, Syndication Agent, Lender Counterparty and Lenders of any Default, Event of Default that may now or hereafter exist under the Transaction Documents or the ISDA Master Agreement, and (B) shall be without prejudice to, and is not a waiver or release of, Administrative Agent’s, Syndication Agent’s, Lender Counterparty’s and Lenders’ rights at any time in the future after termination of this Agreement to exercise any and all rights conferred upon Administrative Agent, Syndication Agent, Lender Counterparty and Lenders by the Transaction Documents or the ISDA Master Agreement or otherwise at law or in equity, including the right to institute foreclosure proceedings, exercise its rights under assignments of production, exercise its rights under the UCC or other applicable law, call upon the Guarantees, and/or to institute collection proceedings against any Person.

Section 3. Acknowledgment of Events of Default.  The Company and Parent agree and acknowledge that the Parent Bankruptcy, the Existing Defaults and the ISDA Defaults currently exist.

Section 4. Forbearance.

(a) So long as this Agreement is not terminated as provided in Section 7, Administrative Agent, Syndication Agent, Lender Counterparty and Lenders agree that they will not exercise any rights or remedies under the Transaction Documents (other than the Western Guaranty) with respect to the Parent Bankruptcy, the Existing and the ISDA Defaults for a period beginning on the date first set forth above and ending on close of business October 31, 2008 (the “Effective Period”) provided, the Lender Counterparty reserves the right to terminate, and the Company will agree to terminate, any or all of the Hedging Contracts with Lender Counterparty during the Effective Period.

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(b) During the Effective Period, Lenders shall have no Commitment to fund any Loans under the Credit Agreement, except as set forth herein, and the Company shall not be required to make any regularly scheduled principal and interest payments due to the Lenders including any principal or interest payments due under the ISDA Master Agreement except the Company shall pay monthly, on the first Business day of each month, commencing July 1, 2008, an amount equal to 100% of Monthly Adjusted Net Cash Flow for the immediately preceding month to be applied by Administrative Agent in its sole discretion against the Obligations in such order as Administrative Agent may direct. “Monthly Adjusted Net Cash Flow” shall be calculated as provided under the definition of Adjusted Net Cash Flow except that it shall be computed on a monthly basis, not a quarterly basis.

(c) Since the occurrence of the first of the Existing Defaults, in conformance with the Credit Agreement, and the ISDA Defaults, in conformance with the ISDA Master Agreement, the Obligations have accrued interest at the Post-Default Rate or the “Default Rate,” as applicable under the Credit Agreement and the ISDA Master Agreement. From and after the date of this Agreement until the Effective Date or its is otherwise terminated under the provisions of Section 7, interest on the Obligations including without limitation, (i) to the extent permitted by applicable Law, any accrued but unpaid interest payments on the Obligations owed hereunder, and (ii) the average daily balance of the notional amount of hedges and all other unpaid amounts under ISDA Master Agreement, shall bear interest at the Effective Rate.

(d) Notwithstanding anything in this Section 4 to the contrary, during the Effective Period the Company is, and shall remain, obligated to pay and account to Royalty Owner for all proceeds attributable to the ORRI.

(e) Upon the termination of the Effective Period, or under the provisions of Section 7, all sums due and owing under the Notes and Transaction Documents shall be due and payable in full without further notice, and Administrative Agent, Syndication Agent, Lender Counterparty and Lenders may exercise any and all remedies available with respect to the Parent Bankruptcy, the Existing Defaults under the Transaction Documents and the ISDA Defaults under the ISDA Master Agreement, pursuant to applicable law, under equity, or otherwise.

(f) Administrative Agent, Syndication Agent, Lender Counterparty and Lenders make no commitment to, and currently do not expect under any circumstances to, extend the duration of the Effective Period. Further, nothing in this Agreement constitutes a waiver of the Parent Bankruptcy, the Existing Defaults and the ISDA Defaults, or any other existing or future Defaults or Events of Default or a waiver of Administrative Agent’s, Syndication Agent’s, Lender Counterparty’s and Lenders’ right to insist upon compliance by all other relevant parties with each Transaction Document, except as specifically set forth herein.

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Section 5. Conditions Precedent. Notwithstanding any contrary provision herein, the forbearance described in Section 3 above does not become effective unless and until:

(a) The representations and warranties by the Company and Parent in this Agreement are true and correct;

(b) Administrative Agent receives counterparts of this Agreement executed by each party on the signature page or pages of this Agreement;

(c) Administrative Agent receives an original fully executed Disbursement Request in form of Exhibit A hereto;

(d) The Company and Parent shall execute the amendment to the Management Services Agreement to provide for its termination, at the election of Administrative Agent, upon the expiration of the Effective Period or other termination event as provided under Section 7 herein, in form of the First Amendment to Management Services Agreement attached as Exhibit B; and

(e) Administrative Agent receives sufficient counterparts of original fully executed Instruction to Purchaser Letters completed with accurate information addressed to each of the Company’s current purchasers of production, gathering customers and other account parties in form of Exhibit D1 and D2 hereto directing payments to the Collateral Account.

Section 6. Covenants during Effective Period.

(a) The Company shall immediately grant Corporate Accounting Group (the “Financial Advisor”) full access to all of the Company’s and Parent’s books, records and personnel. The Financial Advisor shall report solely to the Administrative Agent and shall have no duties or obligations to the Company, Parent or Western.

(b)  Within ten days from the date hereof, Parent shall execute an amendment to the Equity Document in form satisfactory to Administrative Agent provide that (i) upon the expiration of the Effective Period or other termination event as provided under Section 7 herein, Parent shall resign effective immediately as the Managing Member of the Company, without necessity of providing notice, written or otherwise and no acceptance of such resignation shall be necessary to make such action effective, (ii) Administrative Agent shall have the option to designate Goldman Sachs & Co. as the Managing Member or to appoint a non-member designee as Contract Managing Member, and (iii) Parent shall execute such amendments, consents, election ballots, or other documents as may be necessary, under the Equity Document as amended, to effectuate such resignation of Parent and designation of the new Managing Member to be selected at Administrative Agent’s option in its sole discretion upon the expiration of the Effective Period or other termination event as provided under Section 7 herein.

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(c)  Parent shall use its best efforts to obtain the Bankruptcy Court’s approval of (i) the assumption pursuant to section 365(a) of the Bankruptcy Code of the Equity Document, as amended in accordance with the provisions above, and the Management Services Agreement, as amended in accordance with Exhibit B attached hereto, and (ii) this Agreement and all terms and conditions set forth herein, by entry of an order by the Bankruptcy Court entered on or before July 25, 2008, in form and substance acceptable to the Administrative Agent.

(d) The Company shall within three (3) business days of this Agreement close and shall cause the transfer all funds held by the Company in any banking accounts, depository accounts or trust accounts, and all funds held for the benefit of the Company in any Affiliate or third party banking accounts, depository accounts or trust accounts into the Collateral Account maintained at Amegy Bank subject to the control agreement in favor of Administrative Agent dated May 11, 2007 (the “Amegy Control Agreement”); provided, however, that the Parent shall not be required to close, or transfer funds from, the Parent’s debtor-in-possession account opened and maintained by the Parent in connection with the Parent Bankruptcy.

(e) The Company shall within (3) business days of this Agreement provide a full accounting of all revenue received in April, May and June, 2008 and the use of those funds, such accounting to be in form and substance acceptable to the Administrative Agent.

(f) The Company shall remit weekly reports delivered at 5:00 pm Houston, Texas time on Thursday of each week during the term of this Agreement regarding financial and operational matters, including a cash flow report and rolling 2-week and 13-week cash flow forecasts in a format to be designated by, and which otherwise is in form and substance acceptable the Administrative Agent. Provided that the Administrative Agent has approved the expenditures set forth in the rolling 2-week cash flow forecasts and given it prior written consent, the Company shall be permitted to use funds maintained in the Collateral Account to pay expenditures set forth on the rolling 2-week cash flow forecasts.

(g) The Company and Parent shall remit weekly reports delivered at 5:00 pm Houston, Texas time on Thursday of each week during the term of this Agreement regarding efforts to sell the Company or substantially all of the Company’s assets and/or to refinance the Obligations, including without limitation, the Hedging Contracts, including the names of potential purchasers, investors, or capital providers and copies of any term sheets, correspondence (including electronic correspondence) exchange in connection therewith in a format to be designated by, and which otherwise is in form and substance acceptable the Administrative Agent.

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(h) Notwithstanding any conditions to the contrary under Section 5.20 of the Credit Agreement, upon written notice from Lender Counterparty, the Company shall agree to mutually terminate any or all of the existing Hedging Contracts and unless and until such written notification by Lender Counterparty, the Company shall maintain in effect for their full term (and will not sell, assign, transfer or novate) the Company’s existing Hedging Contracts covering no less than 70.0% of Company’s aggregate Projected Oil and Gas Production through the Maturity Date. Within three business day after the date of this Agreement, the Company shall agree to terminate any Hedging Contracts in excess of the 70.0% level under an agreement substantially in the form of the Partial Transaction Termination Agreement attached hereto as Exhibit C. From time to time thereafter, the Company shall terminate additional Hedging Contracts as may be necessary to comply with the 70% threshold based upon the Company’s Project Oil and Gas Production as such production is projected in subsequent Engineering Reports to be delivered after the date hereof pursuant to Section 5.2(e) of the Credit Agreement.

(i) Within 30 days following execution of this Agreement, the Company shall retain a contract operator satisfactory to Administrative Agent to operate the Company’s Oil and Gas Properties under terms and conditions satisfactory to Administrative Agent.

(j)  The Company shall not enter into any agreements nor make any payments to Parent or Western or any of their respective affiliate(s) without the prior written consent from Administrative Agent.

(k) The Company shall not amend any production sales agreements or enter into any new production sales agreements without Administrative Agent’s prior written consent.

(l) The Permitted G&A Expense Amount shall be $0, and there shall be no deduction for Permitted G&A Expense Amount included in the calculation of ANCF LOE.

(m) The Company shall not make any capital expenditures from the Collateral or any proceeds thereof, including without limitation, any ANCF Capital Expenditures, without the Administrative Agent’s prior written consent. The Company may pay certain pre-approved accounts payable up to an aggregate amount of $1,500,000 (the “Critical Vendor A/Ps”) described on Exhibit E hereto. The Lenders, through the Administrative Agent, shall advance up to $1,500,000 to the Company from time to time to pay Critical Vendor A/Ps or other expenditures set forth on the Company’s 2-week rolling budget approved by Administrative Agent. Notwithstanding the Administrative Agent’s prior termination of its funding commitments under the Credit Agreement resulting from the Company’s Defaults, any advances made to the Company by the Lenders under this Agreement shall be deemed advances made under the Credit Agreement and shall be subject to the terms and conditions of the Credit Agreement.

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(n) Parent and the Company shall actively market the Company and/or substantially all of the Company’s Oil and Gas Properties and shall by:

(i)  July 21, 2008, retain a broker acceptable to Administrative Agent with regional or national recognition of expertise in oil and gas asset dispositions (“Broker”) on terms and conditions satisfactory to Administrative Agent;

(ii)  August 15, 2008, (a) prepare or cause to be prepared by the Broker a final offering memorandum, (b) open or cause to be opened by the Broker a data room; and (c) invite or cause Broker to invite prospective bidders for purposes of soliciting offers to purchase the Oil and Gas Properties;

(iii) September 15, 2008, deadline for receiving or causing to be received by Broker indications of interests from prospective buyers with a summary provided to the Administrative Agent, in addition to any other information requested by the Administrative Agent;

(iv) October 1, 2008, enter into a purchase and sale agreement with a bona fide purchaser for the sale of substantially all of the Oil and Gas properties in form and substance satisfactory to Administrative Agent (“Approved Purchase and Sale Agreement”), which shall require a minimum cash deposit of at least 5% of the purchase price set forth in the Approved Purchase and Sale Agreement; and

(v) October 31, 2008, consummate the Approved Purchase and Sale Agreement, without any modifications, waivers or amendments to the Approved Purchase and Sale Agreement, except to the extent agreed in writing by Administrative Agent.

Section 7. Termination of Limited Forbearance. The limited forbearance will terminate upon the expiration of the Effective Period and shall be terminated upon the occurrence of any of the following events described below, but in the latter case, only after Administrative Agent has provided written notice of termination to the Company specifying the reasons for the termination:

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(a) Any event or condition occurs on or after the date hereof which could be reasonably expected to have a Material Adverse Effect, excluding any Material Adverse Effect that exists as of the date of this Agreement.

(b) This Agreement and the Parent’s assumption of the Equity Document, as amended, and the Management Services Agreement, as amended, are not approved by the Bankruptcy Court on or before July 25, 2008.

(c) Any Default or Event of Default (other than the Parent Bankruptcy, the Existing Defaults and the ISDA Defaults) exists.

(d) Any representation or warranty of the Company or Parent set forth herein is not true and correct.

(e) Any change in the current members of the Board of Directors of Parent except to the extent consented to by the Administrative Agent.

(f) The Company or Parent fails to comply with any covenant set forth herein.

The Company and Parent acknowledge that upon the termination of the forbearance, the Administrative Agent, Syndication Agent, Lender Counterparty and Lenders may exercise any and all remedies available under the Transaction Documents with respect to the Parent Bankruptcy, Existing Defaults, the ISDA Master Agreement with respect to the ISDA Defaults, or any other defaults under the Transaction Documents, pursuant to applicable law, under equity, or otherwise.

Section 8. Ratification. The Company and Parent each (a) ratifies and confirms all provisions of the Transaction Documents and the ISDA Master Agreement applicable to such party, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent or any Lender under the Transaction Documents or the ISDA Master Agreement by the Company, Parent or Western are not released, reduced, or otherwise adversely affected by this Agreement and continue to guarantee, assure, and secure full payment and performance of the present and future Obligations, as applicable, (c) ratifies and confirms that Administrative Agent holds a valid and first perfected lien and security interest in the Collateral Account and all other proceeds from the Collateral and (d) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as Administrative Agent may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

Section 9. Representations. The Company and Parent each represents and warrants to Administrative Agent, Syndication Agent, Lender Counterparty and Lenders that as of the date of this Agreement:

(a) The Company represents and warrants that: (i) the execution, delivery and performance of this Agreement and the other documents, instruments, certificates and agreements required to be delivered by this Agreement ("Other Documents") and to which the Company is a party are within the corporate power and authority of the Company and have been duly authorized by appropriate corporate action and proceedings; (ii) this Agreement and the Other Documents to which the Company is a party constitute legal, valid, and binding obligations of the Company enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and (iii) the liens under the Security Documents are valid and subsisting and secure the Company's obligations under the Credit Agreement, the ISDA Master Agreement, and the other Transaction Documents, including, without limitation, the repayment of any advances made to the Company by the Lenders in accordance with this Agreement.

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(b) Parent represents and warrants that (i) subject to approval by the Bankruptcy Court to the extent required under any provision of the Bankruptcy Code, the execution, delivery and performance of this Agreement and the Other Documents to which Parent is a party are within the corporate power and authority of Parent and have been duly authorized by appropriate corporate action and proceedings; (ii) subject to approval by the Bankruptcy Court to the extent required under any provision of the Bankruptcy Code, this Agreement and the Other Documents to which Parent is a party constitute legal, valid, and binding obligations of Parent enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and (iii) the Liens under the Security Documents are valid and subsisting and secure Company's obligations under the Credit Agreement, the ISDA Master Agreement, and the other Transaction Documents, including, without limitation, the repayment of any advances made to the Company by the Lenders in accordance with this Agreement.

Section 10. Effect on Transaction Documents and ISDA Master Agreement; Acknowledgments.

(a) The Company and Parent each acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b) Except as set forth in Section 2 above, the Lenders, Lender Counterparty, and Administrative Agent, Royalty Owner and Warrant Owner hereby expressly reserve all of their respective rights, remedies, and claims under the Credit Agreement, the ISDA Master Agreement, and the other Transaction Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default, or any “Event of Default” or “Potential Event of Default” (as such terms are defined in the ISDA Master Agreement), under the Credit Agreement, the ISDA Master Agreement, or any of the other Transaction Documents other than as expressly set forth in Section 2 above, (ii) any of the agreements, terms or conditions contained in the Credit Agreement, the ISDA Master Agreement, or any of the other Transaction Documents, (iii) any rights or remedies of the Lenders, Lender Counterparty, Administrative Agent, Royalty Owner, or Warrant Owner with respect to the Credit Agreement, the ISDA Master Agreement, and the other Transaction Documents, (iv) the right of Royalty Owner to all proceeds attributable to the ORRI, or (v) the rights of each of the Lenders, the Lender Counterparty, and the Administrative Agent to collect the full amounts owing to it under the Credit Agreement, the ISDA Master Agreement, and the other Transaction Documents.

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(c) The Company, Parent, the Lenders and Administrative Agent, each hereby adopts, ratifies, and confirms the Credit Agreement, as amended hereby, and the Company, Parent, and the Lender Counterparty each hereby adopts, ratifies, and confirms the ISDA Master Agreement, and each of the foregoing parties acknowledges and agrees that the Credit Agreement, as amended hereby, the ISDA Master Agreement and the other Transaction Documents are and remain in full force and effect, and the Company and Parent each acknowledges and agrees that neither its liabilities under the Credit Agreement, the ISDA Master Agreement, and the other Transaction Documents nor the validity, perfection, or priority of any lien or security interest securing the Obligations are impaired in any respect by this Agreement.

(d) The Company and Parent agree and consent to Administrative Agent, Lender Counterparty, and the Lenders making such disclosures of information regarding the Company and its business, including the Collateral to bona fide or potential assignees, transferees, purchasers or participants in connection with a contemplated assignment, transfer or participation in the Loans, any Hedging Contracts, the Collateral including without limitation the Oil and Gas Properties, the Warrants, the ORRI, or the Company.

(e) This Agreement and each of the Other Documents is a Transaction Document for the purposes of the provisions of the other Transaction Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement and the ISDA Master Agreement.

(f) The Company acknowledges receipt of the notice attached hereto as Exhibit F, which was sent by the Lender Counterparty to the Company on June 11, 2008, under the ISDA Master Agreement.

(g) The Company and the Lender Counterparty agree and acknowledge that Section 12(a) of the ISDA Master Agreement shall be, and hereby is, amended to delete the following parenthetical in the second and third lines thereof: "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)".

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(h) The Company and the Lender Counterparty further agree and acknowledge that Part 4(a)(ii) of the Schedule to ISDA Master Agreement shall be, and hereby is, amended to add the following at the end of such clause: "Notwithstanding the foregoing, all notices from Aron to Counterparty shall be deemed to be effective upon delivery, by electronic messaging, facsimile or other means, to counsel to Tekoil, Neligan & Foley LLP, 325 North St. Paul Street, Suite 3600, Dallas, Texas 75201.

Section 11. Reaffirmation of the Guaranty. Parent hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty is in full force and effect and that Parent continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations.

Section 12. Miscellaneous.

(a) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

(b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement or ISDA Master Agreement, as applicable.

(c) Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

(d) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, THE ISDA MASTER AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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[signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date fast above written.

COMPANY

TEKOIL AND GAS GULF COAST, LLC

By:	Tekoil & Gas Corporation, its
Managing Member

By:
Mark Western
CEO and Chairman of the Board of
Directors

GUARANTOR

TEKOIL & GAS CORPORATION

By:
Mark Western
CEO and Chairman of the Board of Directors

Signature Page 1
Tekoil Forbearance Agreement

J. ARON & COMPANY,
as Lead Arranger, Syndication Agent, Administrative Agent, Lender Counterparty and a Lender

By:
Authorized Signatory

Signature Page 2
Tekoil Forbearance Agreement

EXHIBIT A

Funds Disbursement Request

JUNE [__], 2008

Reference is made to the Credit and Guaranty Agreement, dated as of May 11, 2007 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”: the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among TEKOIL AND GAS GULF COAST, LLC., a Delaware limited liability company (“Company”), Tekoil & Gas Corporation and the other guarantors party thereto from time to time, various lenders party thereto from time to time, J. ARON & COMPANY, as Lead Arranger and Syndication Agent, and J. ARON & COMPANY, as Administrative Agent.

Section 2.19(a) (iv) of the Credit Agreement contemplates that Company may not instruct the administrator of the Collateral Account to transfer or disburse amounts from the Collateral Account. Administrative Agent shall, subject to the provisions of subsection Section 2.19(a)(v) of the Credit Agreement, transfer or disburse amounts from the Collateral Account (or such account of Administrative Agent into which such amounts are swept pursuant to the Collateral Account Agreement) to Company’s operating account (or, in Administrative Agent’s discretion, directly to the Persons entitled to receive payment of such amounts) from time to time for use in the ordinary course of Company’s business, subject to the terms and provisions of the Credit Agreement, including the priority of payment provisions specified in Section 2.19(a)(iii) of the Credit Agreement.

Company hereby requests that Administrative Agent authorize the transfer of $25,566.22 out of the collateral Account to the Company’s operating account pursuant to the following wire transfer instructions:

Financial Institution Name:	Amegy Bank National Association
ABA Number:	113011258
From Account Number:	3770257
Account Name:	Collateral Account
To Account Number:	3770249
Account Name:	Operating Account

Company hereby further authorizes Administrative Agent to log onto and access the referenced depository bank’s web-based banking program in order to initiate such transfer of funds. Attached hereto as Schedule 1 is a proposed use of such funds itemized by the categories of approved expenses detailed in the “ANCF” (or “Adjusted Net Cash Flow”) definition of the Credit Agreement, and Company hereby agrees to apply such funds as set forth in such Schedule 1.

Exhibit A 1
Tekoil Forbearance Agreement

This Funds Disbursement Request is executed as of the date first written above.

TEKOIL AND GAS GULF COAST, LLC

By:
Name: Gerald Goodman
Title:CFO

Exhibit A 2
Tekoil Forbearance Agreement

SCHEDULE 1

EXPENSE ITEMIZATION

Direct Taxes paid on Properties or production of Hydrocarbons	$-0-
Delay rentals and lease bonuses payable that are included in the APOD	$-0-
ANCF Capital Expenditures	$-0-
ANCF LOE	$-0-
ANCF LOE GLO/RRC	$-0-
ANCF Overhead Costs	$-0-
ANCF Transportation Costs (included in LOE)	$-0-
Payments owing under Hedging Contracts permitted under the Credit Agreement	$-0-
Interest payable on the Loans together with payments, if any, due to Agents and Lenders under Section 2.9 of the Credit Agreement or under any similar sections of any other Transaction Documents.	$-0-
Permitted Tax Distributions and any other Permitted Other Distributions.	None
Override/Royalty Payments	$25,566.22
Payment of fees to Goldman Sachs	$-0-
Payment to Tekoil and Gas - Management Fee	$-0-

Schedule 1
Tekoil Forbearance Agreement

EXHIBIT B

FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

REFERENCE IS MADE to that certain Management Services Agreement, dated May 11, 2007, by and between TekOil and Gas Corporation, a Delaware corporation (“Manager”), and TekOil and Gas Gulf Coast, LLC, a Delaware limited liability company, (“Company”), (together, “Parties” or singularly, “Party”), as same may be further amended from time to time, (“Services Agreement”);

WHEREAS by the terms of the Services Agreement, entered into in connection with that certain Credit Agreement of even date (“Credit Agreement”) between Company, as Borrower, Manager, as guarantor, the lenders party to the Credit Agreement (“Lenders”), J. Aron & Company, as Lead Arranger, Syndication Agent, Administrative Agent for such Lenders (“Agent”), and related Transaction Documents, as defined under the Credit Agreement, Manager, an affiliate of the Company, agreed to provide management and general and administrative support services for Company;

WHEREAS Manager filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq. on June 10, 2008, In re Tekoil & Gas Corporation, Case No. 08-8-0270 (“Parent Bankruptcy”), in the United States Bankruptcy Court for the Southern District of Texas, Galveston Division.

WHEREAS the Parent Bankruptcy constitutes an “Event of Default” under the Credit Agreement;

WHEREAS on even dated herewith Manager, Company, Mark S. Western, as a limited guarantor, Lenders and Agent entered into a Forbearance Agreement (“Forbearance Agreement”) to forbear exercising certain remedies under the Credit Agreement with respect to the Parent Bankruptcy and other Events of Default described therein for a limited period of time, subject to the terms and conditions below; and

WHEREAS as a requirement to, and as partial consideration for, entering into the Forbearance Agreement, Lenders and Agent have required Manager and Company amend the Service Agreement as more particularly provided in this First Amendment to Management Services Agreement (“Amendment”).

NOW THEREFORE, for and in consideration for the mutual covenants set forth below and other good and valuable consideration in hand paid, the Parties agree as follows to amend the Services Agreement to be effective June __, 2008, (“Effective Date”):

1. Defined Terms. All capitalized terms not otherwise defined under this Amendment shall have the same meanings as defined in the Services Agreement.

2. Amendments.

(a) Section 5 of the Services Agreement is amended to delete the first sentence thereof and insert the following in lieu therefor:

“The respective rights, duties, and obligations of the parties hereunder shall commence on the effective date hereof and shall continue until the earlier to occur of (i) the fourth anniversary of the effective date hereof, and (ii) upon written notice from Administrative Agent under the Credit Agreement following termination of the Forbearance Agreement dated June __, 2008, between Manager, the Company and others entered into in connection with the Credit Agreement, whether upon expiration of the “Effective Period,” as defined therein, or the occurrence of any other termination event as provided for in Section 7 of the Forbearance Agreement.”

Exhibit B 1
Tekoil Forbearance Agreement

3. Representations and Warranties. The Parties each represent and warrant to the other, with full knowledge that such other Party is relying on the following representations and warranties in executing this Amendment, as follows:

(a) It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)  This Amendment does not and will not violate any provisions of any of the organization documents of either Party or any contract, agreement, instrument or requirement of any governmental authority to which it is subject.

(c)  Other than the approval of the Bankruptcy Court, execution, delivery and performance of this Amendment does not require the consent or approval of any other person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

4. Extent of Amendment. Except as otherwise expressly provided herein the Services Agreement is not amended, modified or affected. The Parties each hereby ratify and confirm that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Services Agreement remain in full force and effect.

5.  Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

6.  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent that federal laws of the United States of America may apply.

7. Express Beneficiaries. Company and Manager agree that Agent, each Lender, and each Lender Counterparty (i) is an express and intended third party beneficiary of the agreements made in this Amendment (which benefits are immediate and not incidental), and (ii) has acted in reliance upon its status as a third party beneficiary as set forth above (including entering into the Forbearance Agreement).

8. NO ORAL AGREEMENTS. This amendment represents the final agreement between the parties, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by such parties. There are no unwritten oral agreements between such parties.

Remainder of page intentionally left blank. Signature pages follow

Exhibit B 2
Tekoil Forbearance Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

PARTIES:
TEKOIL & OIL CORPORATION
a Delaware corporation

By:
Mark Western, CEO and Chairman
of the Board of Directors

TEKOIL & OIL GULF COAST, LLC
a Delaware limited liability company

By:
Mark Western, CEO and Chairman
of the Board of Directors

Exhibit B 3
Tekoil Forbearance Agreement

EXHIBIT C

PARTIAL TRANSACTION TERMINATION AGREEMENT
between TEKOIL AND GAS GULF COAST, LLC
and J. ARON & COMPANY

This Partial Transaction Termination Agreement (this “Termination Agreement”) is made and entered into as of June __, 2008, by and between TEKOIL AND GAS GULF COAST, LLC (“TEKOIL”) and J. ARON & COMPANY (“ARON”).

Pursuant to this Termination Agreement, the parties hereby agree to terminate the volumes described on Annex A hereto in relation to the Transactions subject to the ISDA Master Agreement dated as of May 11, 2007 between ARON and TEKOIL (the “ISDA Master Agreement”) with ARON Contract Reference No. 897282306 1 1 and ARON Contract Reference No. 897282314 1 1 (such Transactions, the “Transactions” and such volumes to be terminated hereunder, the “Terminated Volumes”), together with all obligations with respect to the Terminated Volumes under the ISDA Master Agreement. Such termination shall be effective as of June __, 2008 (the “Termination Date”).

In consideration of such partial termination of the Transactions and the Terminated Volumes, the following payment (the “Termination Payment”) shall be an amount payable under the Master Agreement, subject to the terms thereof:

Termination Payment: $____________
Payable by: TEKOIL TO ARON
Due Date: June __, 2008*
ABA NO: 021000089
BANK NAME: CITIBANK
CITY: NEW YORK
A/C #: 09292521
ENTITY NAME: J.ARON AND COMPANY, NEW YORK

*subject to Forbearance Agreement (defined below).

The parties have executed this Termination Agreement by their duly authorized officers effective as of the date hereof. By execution of this Termination Agreement, as modified by the terms of the Forbearance Agreement, the parties acknowledge and agree to the amount of the Termination Payment and the method of payment thereof.

For purposes of this Termination Agreement, “Forbearance Agreement” means that certain Forbearance Agreement, dated as of June 26, 2008, by and among TEKOIL, Tekoil & Gas Corporation, Mark Western, the lenders party to the Credit Agreement described therein, Aron, as Lead Arranger, Syndication Agent, Administrative Agent for such Lenders and as counterparty to TEKOIL under the Master Agreement.

Exhibit C 1
Tekoil Forbearance Agreement

Upon ARON’s receipt of the Termination Payment referred to above (as confirmed by ARON to TEKOIL in a written communication), ARON agrees to release and discharge Tekoil, its officers, directors, employees, agents, successor, assigns and credit support provider from all its obligations, cause of action, loss, cost, expense, liability, damage, claim or demand whatsoever in law or in equity under or related solely to the Terminated Volumes. For the avoidance of doubt, TEKOIL’s obligations with respect to the Transactions (other than with respect to the Terminated Volumes) shall remain unchanged. Apart from the Termination Payment referred to above, no further payment (including any accrued amounts) in respect of the Terminated Volumes will be due or payable by either party to the other with respect to the Terminated Volumes.

Notwithstanding the foregoing, TEKOIL’s payment obligations hereunder are subject to the terms of the Forbearance Agreement, and further TEKOIL shall not be released and discharged for such party’s liabilities and obligations (i) under the Transactions which are related to volumes other than the Terminated Volumes or (ii) related the Terminated Volumes for the performance periods occurring prior to the Termination Date, including accrued and unpaid obligations as set forth in the June 11, 2008 letter from Aron to Tekoil attached to the Forbearance Agreement and the additional letters referenced therein (including accrued interest or other amounts thereon), and such non-released obligations set forth in (i) and (ii) above shall continue to be performed by the parties in the ordinary course of business in accordance with the Master Agreement.

The parties acknowledge that they have voluntarily agreed to enter into this Termination Agreement. The parties represent and warrant to the other that the delivery by each party of this Termination Agreement and the termination contemplated hereby are not prohibited by, and do not violate any provision or result in the breach of, or acceleration of the performance required by the terms of (i) any law or governmental order applicable to each respective party, or (ii) the respective articles of incorporation, by-laws, articles of organization, operating agreement, or organizational documents as applicable, of each party or any material contract, note, bond, mortgage indenture license or agreement to which each party is a party or is bound or by which any of the assets is bound.

It is further represented to each party by the other that it has all of the necessary power and authority under its respective articles of incorporation, by-laws, articles of organization, operating agreement or organizational documents, under the laws of each respective party’s state of domestic jurisdiction and other applicable laws to execute, deliver and perform this Agreement. The execution, delivery and performance of this Termination Agreement have been duly authorized by all necessary partnership, corporate or limited liability company action. Each obligation of this Termination Agreement is a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms.

It is expressly understood and agreed that the termination and release of the Confirmation shall not affect, impair or otherwise modify the respective rights, obligations and liabilities of the parties for any other transactions between the parties all of which shall remain unchanged and in full force and effect.

Exhibit C 2
Tekoil Forbearance Agreement

The terms of this Termination Agreement shall be kept in confidence by the parties except in order to comply with any applicable law, regulation, or any exchange, transporter, control area or independent system operator rule or in connection with any court or regulatory proceeding; provided, however, each party shall, to the extent practicable, use reasonable efforts to prevent or limit the disclosure.

Capitalized terms used but not defined herein shall have the meanings given such terms in the Master Agreement.

[Remainder of Page Intentionally Left Blank. Signature Page to Follow.]

Exhibit C 3
Tekoil Forbearance Agreement

IN WITNESS WHEREOF, TEKOIL and ARON have executed this Agreement as of the date first written above.

J. ARON & COMPANY	TEKOIL AND GAS GULF COAST LLC

By: __________________________	By: ___________________________

Name: _________________________	Name: __________________________

Title: __________________________	Title: __________________________

Exhibit C 4
Tekoil Forbearance Agreement

Annex A
Termination Schedule

Month- Year	Gas Volumes
(mcf)

Jul-08	23,056
Aug-08	22,441
Sep-08	21,159
Oct-08	20,815
Nov-08	19,274
Dec-08	19,457
Jan-09	19,109
Feb-09	17,097
Mar-09	18,128
Apr-09	16,847
May-09	17,024
Jun-09	16,117
Jul-09	16,297
Aug-09	15,948
Sep-09	15,112
Oct-09	15,768
Nov-09	14,947
Dec-09	15,131
Jan-10	13,894
Feb-10	11,914
Mar-10	12,057
Apr-10	11,491

Exhibit C 5
Tekoil Forbearance Agreement

May-10	11,694
Jun-10	11,147
Jul-10	11,672
Aug-10	11,525
Sep-10	10,981
Oct-10	10,960
Nov-10	10,334
Dec-10	10,485
Jan-11	10,335
Feb-11	9,322
Mar-11	10,205
Apr-11	9,734
501,477

Exhibit C 6
Tekoil Forbearance Agreement

EXHIBIT D-1

JOINT INSTRUCTION LETTER

PURCHASERS OF PRODUCTION

June ___, 2008

TO: The Purchaser named on Schedule 1

Tekoil and Gas Gulf Coast, LLC hereby authorizes and instructs you to make all payments for purchases by you of oil, gas and other hydrocarbons accruing to all interests of the undersigned, including but not limited to those properties listed on the attached Schedule 1 (regardless of whether purchased before or after your receipt of this letter) to:

Financial Institution Name:	Amegy Bank National Association
ABA Number:	113011258
Account Number:	3770257
Account Name:	Tekoil and Gas Gulf Coast, LLC Collateral
Account

The undersigned hereby agree that you are relieved of any responsibility in connection with the application or distribution of the amounts paid by you as hereinabove specified and hereby ratifies and confirms all assurances and indemnities previously given for your benefit with respect to the application and distribution of amounts paid by you.

These instructions shall not be revoked or revised in any way whatsoever unless such instructions are executed by both of the undersigned parties.

TEKOIL AND GAS GULF COAST, LLC
By: Tekoil & Gas Corporation,
its Managing Member

By:______________________________
Name: Mark Western
CEO and Chairman of the Board of Directors

Exhibit D-1  1
Tekoil Forbearance Agreement

J. ARON & COMPANY

By:___________________________
Name:
Title:

Exhibit D-1  2
Tekoil Forbearance Agreement

Receipt of this document is
hereby acknowledged by the
undersigned.

By: ____________________________________
Name: _________________________________

Exhibit D-1 3
Tekoil Forbearance Agreement

SCHEDULE 1

TO JOINT INSTRUCTION LETTER

PURCHASERS OF PRODUCTION

Well/County/State	DOI #/Purchaser ID No.

Exhibit D-1 Schedule 1
Tekoil Forbearance Agreement

EXHIBIT D-2

JOINT INSTRUCTION LETTER
TRANSPORTATION CONTRACTS

June ___, 2008

TO: _____________________

Tekoil and Gas Gulf Coast, LLC (“Tekoil”) hereby authorizes and instructs you to make all payments for all fees owed to Tekoil pursuant to that certain [Production Handling Agreement dated October 11, 2006, between St. Mary Land & Exploration Company and Masters Resources LLC - GC-103-0008][Gas Transportation Contract dated May 22, 2006, between Masters Resources LLC and Erskine Energy Partners II LP - GC-101-0003] (regardless of whether such amounts have accrued before or after your receipt of this letter) to:

Financial Institution Name:	Amegy Bank National Association
ABA Number:	113011258
Account Number:	3770257
Account Name:	Tekoil and Gas Gulf Coast, LLC Collateral
Account

The undersigned hereby agree that you are relieved of any responsibility in connection with the application or distribution of the amounts paid by you as hereinabove specified and hereby ratifies and confirms all assurances and indemnities previously given for your benefit with respect to the application and distribution of amounts paid by you.

These instructions shall not be revoked or revised in any way whatsoever unless such instructions are executed by both of the undersigned parties.

TEKOIL AND GAS GULF COAST, LLC
By:	Tekoil & Gas Corporation,
its Managing Member

By:
Mark Western,
CEO and Chairman of the Board of Directors

Exhibit D-2  1
Tekoil Forbearance Agreement

J. ARON & COMPANY

By:
Name:
Title:

Exhibit D-2  2
Tekoil Forbearance Agreement

Receipt of this document is
hereby acknowledged by the
undersigned.

By:________________________________________
Name:______________________________________
Title:_______________________________________

Exhibit D-2 3
Tekoil Forbearance Agreement

EXHIBIT E

CRITICAL VENDORS LIST

- Prosper	170,000
- Creel & Assoc.	15,000
- Fuel for next 30 days	56,000
- Peninsula	60,000
- Kelly Pump Service	3,700
- Davis Petroleum	15,000
- TransTech	60,000
- Exterran	145,000
- Marine Transport Svcs	12,000
- Field Office Rent	5,000
- Home Office Rent & Util.	3,000
- Cathodic Protect	9,000
- JD Hall (GLO)	10,000
- Home Office Computers (Nova)	800
- Reliant Energy	7,000
- Afco / Benfield	351,226
- Koch Trading	58,000

Exhibit E 1
Tekoil Forbearance Agreement

EXHBIT F

ISDA MASTER AGREEMENT NOTICE

Exhibit F 1
Tekoil Forbearance Agreement

Exhibit F 2
Tekoil Forbearance Agreement

Exhibit F 3
Tekoil Forbearance Agreement

Exhibit F 4
Tekoil Forbearance Agreement

Exhibit F 5
Tekoil Forbearance Agreement

Exhibit F 6
Tekoil Forbearance Agreement

Exhibit F 7
Tekoil Forbearance Agreement